UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven Engle did not to stand for re-election at Anthera Pharmaceuticals, Inc.’s (the “Company”) 2017 Annual Meeting of Shareholders (the “Annual Meeting”), and retired from the Board of Directors (the “Board”) effective as of the date of the Annual Meeting. Mr. Engle served as the chair of the Compensation Committee of the Board.  The Board appreciates Mr. Engle's dedicated service to Anthera and its shareholders.  The decision by Mr. Engle not to stand for re-election was not a result of any disagreement with the Company or the Board.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2017 Annual Meeting of Stockholders held on April 27, 2017:

(i) The election of one Class II director, as nominated by the Board of Directors, to hold office until the 2018 Annual Meeting of Stockholders or until his successor is duly elected and qualified;

(ii) The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017;

(iii) The approval of the amendment to the 2013 Stock Option and Incentive Plan to, among other things, increase the aggregate number of shares authorized for issuance under the plan by 4,000,000 shares;

(iv) The approval of the amendment to the 2010 Employee Stock Purchase Plan to increase the maximum number of shares (i) authorized for issuance thereunder by 218,750 shares and (ii) automatically authorized for issuance pursuant to the evergreen from 31,250 to 250,000 shares;

(v) The approval of an amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended, to (i) effect a reverse stock split of our common stock in the range of 1:5 to 1:8, such ratio to be determined in the discretion of our Board of Directors; and

(iv) The approval under applicable NASDAQ Listing Rules, the issuance of 247,119 shares of our common stock upon conversion of the Series X Convertible Preferred Stock.

The proposals are described in detail in the Company’s Proxy Statement filed with the SEC on March 16, 2017.

The number of shares of common stock entitled to vote at the annual meeting was 50,609,310.  The number of shares of common stock present or represented by valid proxy at the Annual Meeting was 35,319,654.  All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(a)                                 Election of one Class II Director

Director Nominee	Votes For	Votes Withheld
Philip T. Sager, M.D.	9,942,329	3,087,389

There were 22,289,936 broker non-votes regarding the election of directors.

(b)                                 Ratification of Auditors.

Stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.  The results of the voting included 34,548,766 votes for, 632,016 votes against, and 138,872 votes abstain.

There were 0 broker non-votes regarding this proposal.

(c)                                 Amendment of the 2013 Stock Option and Incentive Plan.

Stockholders approved the amendment to the Company’s 2013 Stock Option and Incentive Plan.  The results of the voting included 11,245,020 votes for, 1,735,606 votes against, and 49,092 votes abstained.

There were 22,289,936 broker non-votes regarding this proposal.

(d)                                 Amendment of the 2010 Employee Stock Purchase Plan.

Stockholders approved the amendment to the Company’s 2010 Employee Stock Purchase Plan.  The results of the voting included 10,034,927 votes for, 2,950,568 votes against, and 44,223 votes abstained.

There were 22,289,936 broker non-votes regarding this proposal.

(e)                                  Amendment of the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended.

Stockholders approved the amendment of the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended.  The results of the voting included 28,619,465 votes for, 6,260,313 votes against, and  439,876 votes abstained.

There were 0 broker non-votes regarding this proposal.

 (f)                                  Issuance of 247,119 shares of our common stock upon conversion of the Series X Convertible Preferred Stock

Stockholders approved the issuance of 247,119 shares of our common stock upon conversion of the Series X Convertible Preferred Stock.  The results of the voting included 11,775,916 votes for, 1,164,600 votes against, and 89,202 votes abstained.

There were 22,289,936 broker non-votes regarding this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2017	Anthera Pharmaceuticals, Inc.

	By:	/s/ J. Craig Thompson
J. Craig Thompson
President and Chief Executive Officer